EXHIBIT 10B(i)


                       AMENDMENT TO BAREBOAT CHARTER PARTY


        THIS AMENDMENT TO BAREBOAT CHARTER PARTY, made as of this 31st day of December, 1994, (hereinafter referred to as the "Amendment") by and between Kadampanattu Corp. (K Corp) and Allen Freight Trailer Bridge, Inc.
   (AFTB).

        WHEREAS, in February, 1992 K Corp and AFTB entered into two (2) identical Bareboat Charter Party agreements for the vessels JAX-SAN JUAN BRIDGE and SAN JUAN-JAX BRIDGE; and

        WHEREAS, such Bareboat Charter Party agreements have been extended each year for an additional year.

        In consideration of the mutual covenants and agreements to be kept and performed on the part of said parties hereto, respectively as herein stated, K Corp and AFTB hereby agree as follows:

        I. Amendment to section entitled "Period" The section entitled "Period" of each Bareboat Charter Party is hereby amended by deleting the text thereof in its entirety and substituting the following therefor:

        PERIOD. This Charter Party shall remain in effect until March 1, 1997 at which time it may be extended by mutual agreement of the parties.

        Except, and solely to the extent that the same has been specifically modified, amended or supplemented hereby, by this Amendment, all of the terms and conditions of the Bareboat Charter Party shall continue in full force and effect.

        IN WITNESS WHEREOF, K Corp and AFTB have caused this Amendment to be executed as of the date and year first above written.


                                           KADAMPANATTU CORP.


                                           By:  /s/ John D. McCown
                                                John D. McCown



                                           ALLEN FREIGHT TRAILER BRIDGE, INC.


                                           By:  /s/ Ralph W. Heim
                                                Ralph W. Heim
                                                Executive Vice President